EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
•	Registration Statement (Form S-8 No. 333-87863) pertaining to the Brightpoint, Inc. 1994 Stock Option Plan, as amended, the 1996 Brightpoint, Inc. Stock Option Plan, as amended, the Brightpoint, Inc. Non-employee Director Stock Option Plan and the Brightpoint, Inc. Employee Stock Purchase Plan,

•	Registration Statement (Form S-8 No. 333-108496) pertaining to the Brightpoint, Inc. Amended and Restated Independent Director Stock Compensation Plan, and

•	Registration Statement (Form S-8 No. 333-118769) pertaining to the Brightpoint, Inc. 2004 Long-Term Incentive Plan
of our reports dated February 23, 2009 except Note 17, as to which the date is June 1, 2009, with respect to the consolidated financial statements and schedule listed in Item 15(a) (2) of Brightpoint, Inc. for the year ended December 31, 2008 included in this Form 8-K.
Indianapolis, Indiana
June 1, 2009